                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT
                             --------------------

     Diamond Technology Partners, Inc. ("Diamond Technology") and Michael Mikolajczyk ("Employee") enter into this Employment Agreement ("Agreement") dated April 18, 1994 (the "Effective Date").

     In consideration of the agreements and covenants contained in the Agreement, Diamond Technology and Employee agree as follows:

     1.    Employment Duties. Diamond Technology shall employ Employee as an
           -----------------
officer of Diamond Technology and be identified within the organization as a "Partner." Employee shall have such responsibilities, duties and authority, consistent with those of an executive employee, as may be assigned to him/her by Diamond Technology's management, officers and partners ("Management") and agrees to perform such duties as Diamond Technology may from time-to-time request. In addition, Employee shall, at the direction of Management, participate in the administration and execution of Diamond Technology's policies, business affairs, and operations. Employee shall perform faithfully the duties assigned to him/her and shall devote his/her full and undivided time and attention and his/her best efforts to the business of Diamond Technology.

     2.    Salary. As compensation for Employee's services, Diamond Technology
           ------
shall initially credit to Employee a level of base compensation at the annual rate listed in Exhibit A to this Agreement: a portion of the Employee's base compensation will be paid to him/her at Diamond Technology's regular executive payroll intervals, and the balance will be deferred and the payment thereof will be subject to various qualifications and conditions as set forth in the Diamond Technology's Partners' Operation Agreement dated March 22, 1994 ("the Partners' Operating Agreement"). Employee's base compensation shall be subject to annual review and may, in accordance with the Partner's Operating Agreement be adjusted at the time of such reviews or at any other time or times according to Employee's responsibilities, capabilities and performance.

     3.    Bonus.  Diamond Technology may elect to pay annual bonuses.  It is
           -----
presently contemplated that Partners subject to a deferral of a portion of salary will not be eligible to earn bonuses. The decision to pay any bonuses and the actual payment of such bonuses, if any, shall be at the sole discretion of Diamond Technology.

     4.    Employee Benefits.  During the period of his/her employment, Employee
           -----------------
shall be entitled to participate in such employee benefit plans, including group pension, life and health insurance and other medical benefits, and shall receive such other fringe benefits, as Diamond Technology may make available generally to Partners.

     5.    Business Expenses.  Diamond Technology shall reimburse Employee for
           -----------------
all reasonable and necessary business expenses incurred by Employee in performing his/her duties. Employee shall provide Diamond Technology with supporting documentation sufficient to satisfy reporting requirements of the Internal Revenue Service and Diamond Technology. Diamond Technology's determination as to reasonableness and necessity shall be final.

     6.    Non-Disclosure and Non-Competition.  Employee acknowledges that the
           ----------------------------------
successful marketing and development of Diamond Technology's professional services and products requires substantial time and expense. Such efforts utilize and generate valuable confidential and proprietary information, of which Employee will obtain knowledge. As used herein, "Confidential Information" means any information of Diamond Technology that Diamond Technology considers to be proprietary and treats as confidential or information of any third party that Diamond Technology is under an obligation to keep confidential, including, but not limited to, the following: inventions, products, business strategies, plans, proposals, deliverables, prospect and customer lists, methodologies, training materials, computer software, documents, models, source code, designs, know how, techniques, systems, processes, works of authorship, projects, plans, proposals and flow charts, and listings of any or all of the foregoing. All Confidential Information is and shall at all times remain the exclusive property of Diamond Technology. Confidential Information does not include: (i) information that at the time of disclosure is in the public domain through no fault of Employee's; (ii) information received from a third party outside of Diamond Technology that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of Diamond Technology; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed. Employee agrees to undertake the following obligations, which he/she acknowledges to be reasonably designed to protect Diamond Technology's legitimate business interest without unnecessarily or unreasonably restricting Employee's post-employment opportunities:

           (a) Employee agrees that he/she will not at any time, whether during or after the cessation of his/her employment, reveal to any person or any entity any of the Confidential Information, except, and only to the extent, as may be required in the ordinary course of performing Employee's assigned duties as an employee of Diamond Technology, and Employee agrees to keep secret, and take all necessary precautions against disclosure of, all Confidential Information and all matters entrusted to him/her and not to use or attempt to use any Confidential Information in any manner that may cause injury or loss, or may be calculated to cause injury or loss, whether directly or indirectly, to the Company or its clients;

           (b) Employee agrees that during his/her employment he/she shall not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of Diamond Technology or concerning any of its dealings or affairs otherwise than for the benefit of Diamond Technology;

                (c) Upon cessation of his/her employment relationship with Diamond Technology, Employee shall deliver to Diamond Technology all Confidential Information and other materials in his/her possession or delivered to him/her by Diamond Technology, including but not limited to computer programs, files, notes, records, memoranda, reports, lists, drawings, sketches, specifications, data, charts, and other documents, materials and things ("Materials"), whether or not containing Confidential Information, prepared by Employee in connection with his/her employment by Diamond Technology, it being agreed that all Materials shall be and remain the sole and exclusive property of Diamond Technology;

                (d) Without limiting the obligations of paragraph 6(c), Employee agrees that while Employee is employed by Diamond Technology and for a period of eighteen months following cessation of his/her employment relationship with Diamond Technology, he/she will not, whether alone or as owner, partner, officer, director, consultant, agent, employee independent contractor, or stockholder of any firm, corporation or other commercial enterprise, directly or indirectly solicit engagements with: (i) any client of Diamond Technology for whom Diamond Technology performed services within the one year period preceding his/her cessation of employment, or (ii) any current client prospect of Diamond Technology for whom Employee directly or indirectly assisted in the preparation or submission of a proposal made by Diamond Technology to such client prospect during the one year period preceding his/her cessation of employment, unless Diamond Technology acknowledges in writing its intent not to further pursue such client prospect; Employee shall however, be permitted to own securities of any public company not in excess of five percent (5%) of any class of such securities and to own stock, partnership interests or other securities of any non-public entity not in excess of five percent (5%) of any class of such securities, and such ownership shall not be considered to be in competition with Diamond Technology;

                (c) While employed and during the eighteen month period immediately following cessation of Employee's employment relationship with Diamond Technology for any reason, Employee shall not, directly or indirectly, solicit any employee of Diamond Technology to work for any person, partnership or entity other than Diamond Technology, or engage in any activity that would cause any employee to violate any agreement with Diamond Technology, or dissuade, or attempt to dissuade, any such employee from faithfully discharging such employee's contractual and fiduciary obligations to serve Diamond Technology's interests with undivided loyalty.

        7.      Remedies.  Employee recognizes and agrees that a breach of any
                --------
or all of the provisions of paragraph 6 will constitute immediate and irreparable harm to Diamond Technology for which damages cannot be readily calculated and for which damages are an inadequate remedy. Accordingly, Employee acknowledges that in addition to any and all remedies at law, Diamond Technology shall be entitled to specific performance or injunctive or other equitable relief to prevent the violation of Employee's obligations under this Agreement.

        8.  Intellectual Property. During the employment period, Employee shall
            ---------------------
disclose immediately to Diamond Technology all ideas, inventions and business plans that he/she makes, conceives, discovers or develops during the course of his/her employment with Diamond Technology, including but not limited to any inventions, modifications, discoveries, developments, improvements, computer programs, processes, products or procedures (whether or not protectable upon application by copyright trademark, trade secret or other proprietary rights) ("Work Product") that: (i) relate to the business of Diamond Technology or any customer or supplier to Diamond Technology or any of the products or services being developed, manufactured, sold or otherwise provided by Diamond Technology or that may be used in relation therewith; or (ii) result from tasks assigned to Employee by Diamond Technology; or (iii) result from the use of the premises or personal property (whether tangible or intangible) owned, leased or contracted for by Diamond Technology. Employee agrees that any Work Product shall be the property of Diamond Technology and, if subject to copyright, shall be considered a "work made for hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"). If and to the extent that any such Work Product is found as a matter of law not to be a "work made for hire" within the meaning of the Act, Employee expressly assigns to Diamond Technology all right, title and interest in and to the Work Product, and all copies thereof, and the copyright, patent, trademark, trade secret and all their proprietary rights in the Work Product, without further consideration, free from any claim, lien for balance due or rights of retention thereto on the part of Employee.

        Employee agrees that upon disclosure of Work Product to Diamond Technology, Employee will, during his/her employment and at any time thereafter, at the request and cost of Diamond Technology, execute all such documents and perform all such acts as Diamond Technology or its duly authorized agents may reasonably require: (i) to apply for, obtain and vest in the name of Diamond Technology alone (unless Diamond Technology otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world, and when so obtained or vested to renew and restore the same; and (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

        In the event that Diamond Technology is unable, after reasonable effort, to secure Employee's signature on any letters patent, copyright or other analogous protection relating to Work Product, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints Diamond Technology and its duly authorized officers and agents as his/her agent and attorney-in-fact, to act for and on his/her behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright and other analogous protection with the same legal force and effect as if personally executed by Employee.

        9.    Costs and Expenses of Enforcement. Employee agrees to reimburse
              ---------------------------------
Diamond Technology for all costs and expenses, including reasonable attorneys' fees, incurred by Diamond Technology in connection with the enforcement of its rights under any provision of this Agreement; provided, however, that Diamond Technology agrees to seek reimbursement only for matters, including acts or omissions (whether direct or indirect), done knowingly, willfully or intentionally in disregard of Employee's obligations under this Agreement.

        10.   Indemnity. Provided that Employee performs all of his duties and
              ---------
obligations under this Agreement, Diamond Technology agrees to defend, indemnify and hold Employee harmless from and against all damages, liability and expenses, including reasonable attorney's fees, arising as a result of claims brought against Employee by his/her latest employer preceding his/her employment with Diamond Technology ("Previous Employer"): (i) alleging any breach, for the benefit of Diamond Technology, of Employee's obligations to the Previous Employer with respect to Confidential Information of the Previous Employer; (ii) based upon Diamond Technology's hiring of Employee; or (iii) that are deemed by Diamond Technology, in its sole discretion, to be frivolous or harassing. Notwithstanding the foregoing, Diamond Technology shall have no indemnification obligations under this Agreement or otherwise in respect of any willful or intentional breach of the Employee's obligations to the Previous Employer with respect to Confidential Information of the Previous Employer.

        11.   Assignment. Employee acknowledges that the services to be rendered
              ----------
pursuant to this Agreement are unique and personal. Accordingly, Employee may not assign any of his/her rights or delegate any of his/her duties or obligations under this Agreement. Diamond Technology may assign its this Agreement to its successors or assigns, or to a subsidiary or to a purchaser or transferee of all, or substantially all, of the assets of Diamond Technology, and all covenants and agreements of Employee under this Agreement shall inure to the benefit of and be enforceable by such successors, assigns, subsidiaries, purchasers or transferees.

        12.   Notices. All notices hereunder shall be in writing. Notices
              -------
intended for Diamond Technology shall be sent by registered or certified mail addressed to Diamond Technology at 444 North Michigan Avenue, Suite 3600, Chicago, Illinois 60611, or its current principal office, and notices intended for Employee shall be either delivered personally to him/her or sent by registered or certified mail addressed to his/her last known address.

        13.   Entire Agreement. This Agreement constitutes the entire agreement
              ----------------
between Diamond Technology and Employee with respect to the subject matter hereof and supersedes any and all other prior or contemporary oral or written representations or agreements between the parties regarding such subject matter; however, it is mutually acknowledged that the parties may enter into a Partners' Operating Agreement governing the relationships among the Partners, including certain matters relating to compensation and to the payment of the deferred portion of base compensation. Subsequent to the Effective Date, this Agreement specifically supersedes any prior non-disclosure agreement executed by Employee; provided, however, that the terms and conditions of any such prior agreement remain in full force and effect for the period between execution of such agreement and the Effective Date of this Agreement. Neither Employee nor Diamond Technology may modify this Agreement by oral agreements, promises or representations. The parties may modify this Agreement only by a written instrument executed by both parties.

        14.  Applicable Law.  This Agreement shall be governed by, and construed
             --------------
in accordance with, the laws of the State of Illinois. Diamond Technology and Employee consent to jurisdiction and venue only in the Circuit Court of Cook County, Illinois, or the Federal District Court for the Northern District of Illinois.

        15.  Severability.  Employee acknowledges that the type and periods of
             ------------
restriction imposed in the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of Diamond Technology and the goodwill associated with the business of Diamond Technology. Each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. If any provision contained in this Agreement shall for any reason be held to be prohibited by, or invalid under, applicable law, or to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision shall be construed to be ineffective only to the extent of such prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement or, in the case of a provision found to be excessively broad, by limiting and reducing such provision so as to permit such provision to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

        16.  Waiver.  The failure of Diamond Technology to exercise any right
             ------
hereunder shall not operate or be construed as a waiver of any right hereunder. Employee's obligations under this Agreement shall survive the cessation of employment regardless of the manner of such termination and shall be binding on Employee's heirs, executors administrators and legal representatives.

        17.  No Term of Employment.  As revised, nothing in this Agreement shall
             ---------------------
be deemed to create any term of employment, it being expressly understood and agreed that Employee's employment is at will and that either party may terminate such employment at any time.

        18.  Acknowledgment.  Employee acknowledges that he/she has read and
             ---------------
understood, and accepts, the provisions of this Agreement.





                                        EMPLOYEE


                                        /s/ Michael Mikolajczyk
                                        --------------------------------------
                                        Michael Mikolajczyk



                                        DIAMOND TECHNOLOGY PARTNERS, INC.


                                        By:  [SIGNATURE APPEARS HERE]
                                           -----------------------------------

                                   EXHIBIT A

                                      TO

                             EMPLOYMENT AGREEMENT


        BASE SALARY: $400,000; subject to paragraph D of the Partners' Operating Agreement incorporated herein by this reference.

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                                BY AND BETWEEN
                       DIAMOND TECHNOLOGY PARTNERS, INC.
                                 AND EMPLOYEE



     Diamond Technology Partners, Inc. ("Diamond Technology") and Michael E. Mikolajczyk ("Employee") enter into this Amendment to Employment Agreement ("Amendment").

     In consideration of the agreements and covenants contained in the Employment Agreement and this Amendment, and to effect Diamond Technology's indemnification of Employee as herein set forth, Diamond Technology and Employee agree as follows:

     1. Paragraph 10 of the Agreement, entitled "Indemnity" is hereby stricken and the following language is hereby substituted in its stead:

           Indemnity.  Provided that Employee performs all of his duties and
           ---------
           obligations under this Agreement, Diamond Technology agrees to defend, indemnify and hold Employee harmless from and against all damages, liability and expenses, including reasonable attorney's fees, arising as a result of: (a) claims brought against Employee by his/her latest Employer preceding his/her employment with Diamond Technology ("Previous Employer") (i) alleging any breach, for the benefit of Diamond Technology, of Employee's obligations to the Previous Employer with respect to Confidential Information of the Previous Employer; (ii) based upon Diamond Technology's hiring of Employee; or (iii) that are deemed by Diamond Technology, in its sole discretion, to be frivolous or harassing; or (b) claims brought by any client of Diamond Technology alleging the breach of any duty owed by Diamond Technology or Employee to such client. Notwithstanding the foregoing, Diamond Technology shall have no indemnification obligations: (x) under clause (a) of the preceding sentence of this Paragraph 10, or otherwise, in respect of any willful or intentional misconduct or breach of the Employee's obligations to the Previous Employer with respect to Confidential Information of the Previous Employer; or (y) under clause (b) of the preceding sentence of this Paragraph 10, or otherwise, in respect of any willful or intentional misconduct or breach by the Employee of the Employee's obligations to Diamond Technology; or (z) arising from or relating to any Employee action that is outside the scope of his/her employment.

     2.    Acknowledgement.  Employee acknowledges that he/she has read and
           ---------------
understood, and accepts, the provisions of this Amendment.

Dated:  August 19, 1994


                                  EMPLOYEE


                                  /s/ Michael E. Mikolajczyk
                                  ------------------------------
                                  Michael E. Mikolajczyk



                                  DIAMOND TECHNOLOGY PARTNERS, INC.


                                  By:  /s/ Melvyn E. Bergstein
                                      ---------------------------
                                      Melvyn E. Bergstein

                 AMENDMENT NUMBER TWO TO EMPLOYMENT AGREEMENT
                                BY AND BETWEEN
                       DIAMOND TECHNOLOGY PARTNERS, INC.
                                 AND EMPLOYEE

     This is an amendment ("Amendment"), dated as of November 30, 1994, to a certain Employment Agreement dated April 18, 1994, between Diamond Technology Partners, Inc. ("Diamond Technology") and Michael E. Mikolajczyk ("Employee"), as previously amended (the "Employment Agreement").

     In consideration of the agreements and covenants contained in the Employment Agreement and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Diamond Technology and Employee agree as follows:

     1. The Employment Agreement is hereby amended by adding thereto a new paragraph 18, which shall read as follows:

     "18. Charitable Contributions.
          ------------------------

                (a) Effective April 1, 1995, Employee will contribute in each calendar year during his/her employment with Diamond Technology, at least two percent (2%) of Employee's gross base compensation in effect for the then current calendar year, to charities approved by the Operations Committee (as defined in the Partners' Operating Agreement). All such contributions will be made pursuant to policies established from time to time by the Operations Committee. Employee authorizes Diamond Technology to make any deductions, including, without limitation, periodic deductions, from base compensation payable to Employee, in accordance with such policies.

                (b) The Operations Committee will approve charities on an ongoing basis from time to time and will publish the list of approved charities. Employee may request approval for charities not already on the list of approved charities from the Operations Committee no later than thirty (30) days prior to the end of any calendar year for contributions made during that year.

                (c) Diamond Technology will match, up to two percent (2%) of Employee's gross base compensation, the amount of any contributions made by, or directed to be made on behalf of, the Employee to any colleges or universities where Diamond Technology recruits or intends to recruit for new employees. The Operations Committee will maintain and publish a list of such colleges and universities. The Operations Committee may from time to time limit or eliminate Diamond Technology's matching contribution obligation if it determines that to do so would be in the best business interests of Diamond Technology.

        2.      Acknowledgement.  Employee acknowledges that he/she has read and
                ---------------
understood, and accepts, the provisions of this Amendment.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment Number Two to Employment Agreement by and between Diamond Technology Partners, Inc. and Employee as of the date first written above.


                                        EMPLOYEE


                                        ------------------------------------

                                        DIAMOND TECHNOLOGY PARTNERS, INC.


                                        By:
                                           ---------------------------------
                                        As its:



                                      -2-